Exhibit 99.1
Ambac Reports First Quarter 2024 Results
NEW YORK, NY, May 6, 2024 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac" or "AFG"), a financial services holding company, today reported its results for the quarter ended March 31, 2024.
First Quarter 2024 Highlights
•Net income of $20 million or $0.43 per diluted share and Adjusted net income of $38 million or $0.82 per diluted share
•Legacy Financial Guarantee segment generated net income of $20 million
•Specialty P&C Insurance ("Everspan") produced a 98.4% combined ratio compared to 121.9% in the first quarter of 2023
•Insurance Distribution ("Cirrata") generated net income of $3 million and EBITDA of $5 million on $90 million of premiums placed
•Total P&C Premium Production of $187 million, an increase of 45% from the first quarter of 2023
•Book Value per share of $30.19 and Adjusted Book Value per share of $29.03 were up marginally from the prior quarter

Claude LeBlanc, President and Chief Executive Officer, stated, "Ambac had a solid start to 2024, with all three business segments generating positive net income for the quarter. Our specialty P&C platform continues to deliver on its vision to be the premier destination for MGAs and program partners, as evidenced by the 45% growth in premium production over the prior year. This growth has not been at the expense of disciplined underwriting, and I am pleased to report that Everspan produced its first quarterly underwriting profit with a 98.4% combined ratio."
LeBlanc continued, “Regarding our Legacy Financial Guarantee Business, our strategic review is proceeding as planned. During the quarter we have been in active discussions with interested parties and we hope to be in a position to provide an update on our process on or before our 2nd quarter reporting."

Ambac's First Quarter 2024 Summary Results
			B (W) Percent
($ in millions, except per share data)[1]	1Q2024	1Q2023
Gross written premium	$98.1	$60.7	62%
Net premiums earned	33.1	13.9	139%
Commission income	17.7	14.5	22%
Program fees	2.6	1.5	73%
Net investment income	41.7	34.1	22%
Pretax income (loss)	25.5	(28.8)	189%
Net income (loss) attributable to common stockholders	20.1	(33.4)	160%
Net income (loss) attributable to common stockholders per diluted share[2,3]	$0.43	$(0.73)	159%
EBITDA[2,4]	54.5	(5.1)	1,179%
Adjusted net income (loss) [2]	38.5	(13.8)	379%
Adjusted net income (loss) per diluted share [2,3]	$0.82	$(0.30)	373%
Weighted-average diluted shares outstanding (in millions)	46.3	45.6	(2)%

Ambac's First Quarter 2024 Summary Results
	March 31, 2024	December 31, 2023	B(W)
($ in millions, except per share data)[1]			Amount	Percent
Total Ambac Financial Group, Inc. stockholders' equity	$1,365.2	$1,361.7	$3.6	—%
Total Ambac Financial Group, Inc. stockholders' equity per share	$30.19	$30.13	$0.06	—%
Adjusted book value[1,2]	$1,313.1	$1,298.9	$14.2	1%
Adjusted book value per share [1,2]	$29.03	$28.74	$0.29	1%
(1)Some financial data in this press release may not add up due to rounding
(2)See Non-GAAP Financial Data section of this press release for further information

(3)Per diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value
(4)EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $0.9 and $0.9 for the three months ended March 31, 2024 and 2023, respectively.

Results of Operations by Segment
Specialty Property & Casualty Insurance Segment

	Three Months Ended March 31,
($ in millions)	2024	2023		% Change
Gross premiums written	$96.4	$51.8		86%
Net premiums written	$26.2	$9.2		186%
Net premiums earned	$25.6	$7.0		266%
Program fees earned	$2.6	$1.5		73%
Losses and loss expense	$19.4	$4.7		315%
Pretax income (loss)	$1.8	$(0.8)		333%
Combined Ratio	98.4%	121.9%	-2350	bps
•Gross premium written ("GPW") and Net premium written ("NPW") grew substantially in the first quarter of 2024 relative to the first quarter of 2023 as Everspan continues to add new programs and existing programs scale; Net premiums earned ("NPE") growth outpaced that of NPW as a result of the impact of assumed reinsurance transactions closed in the second half of 2023.
•Combined ratio of 98.4% for the first quarter of 2024 compared to 121.9% in the first quarter of 2023 and 100.3% in the prior quarter.
•The loss and loss expense ratio for the first quarter of 2024 was 75.7% compared to 66.6% for the first quarter of 2023. This quarter's result include 4.4% of prior accident year development which is largely off-set from a economic perspective by a sliding scale benefit recorded as an offset to acquisition costs.
•Expense ratio(1) of 22.7% for the first quarter of 2024 was down from 55.3% in the prior year period as expenses continue to normalize on a relative basis. In addition, a sliding scale commission benefit reduced the expense ratio by 6.1% in the first quarter of 2024 compared to 0.6% in the prior year period. The first quarter 2024 expense ratio also included a 3.4% benefit from a reduction of 2023 compensation accruals.
(1)Expense Ratio is defined as acquisition costs and general and administrative expenses, reduced by program fees divided by net premiums earned
Insurance Distribution Segment

	Three Months Ended March 31,
($ in millions)	2024	2023	% Change
Premiums placed	$90.1	$77.1	17%
Gross commissions	$17.7	$14.5	22%
Net commissions	$7.9	$6.9	15%
General and administrative expenses	$3.1	$2.4	29%
Pretax income	$3.8	$3.6	7%
EBITDA[1]	$5.0	$4.5	10%
Pretax income margin[2]	21.5%	24.6%	-310	bps
EBITDA margin [3]	27.9%	31.3%	-340	bps
(1)EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $0.9 and $0.9 for the three months ended March 31, 2024 and 2023, respectively.
(2)Represents Pretax income divided by total revenues
(3)See Non-GAAP Financial Data section of this press release for further information
•Premiums placed and commission income grew meaningfully during the first quarter of 2024 compared to the first quarter of 2023 driven by the August 2023 acquisition of Riverton Insurance Agency and organic growth elsewhere, particularly within our specialty commercial auto platform. Growth in A&H was impacted by the timing of certain renewals shifting to second quarter.
•General and administrative expenses of $3.1 million in the first quarter of 2024 compared to $2.4 million in the prior year period, the increase was largely related to recent acquisitions and growth initiatives at existing business.
•EBITDA of $5.0 million for the quarter was up 9.6% over first quarter of 2023; EBITDA margin of 27.9% for the quarter compared to 31.3% last year was negatively impacted by business mix changes and growth initiatives.
Total Specialty P&C Insurance Production
Specialty P&C Insurance production, which includes gross premiums written by Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment, totaled $187 million in the first quarter of 2024, an increase of 44.7% from the first quarter of 2023.
Specialty P&C Insurance revenues are dependent on gross premiums written as specialty program insurance companies earn premiums based on the portion of gross premiums written retained (i.e. net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume as Managing General Agents/Underwriters and brokers receive commissions based on the amount of premiums placed (i.e. gross premiums written on behalf of insurance carriers) with insurance carriers.

	Three Months Ended March 31,
($ in millions)	2024	2023	% Change
Specialty Property & Casualty Insurance Gross Premiums Written	$96.4	$51.8	86%
Insurance Distribution Premiums Placed	90.1	77.1	17%
Specialty P&C Insurance Production	$186.5	$128.9	45%
Legacy Financial Guarantee Insurance Segment

	Three Months Ended March 31,
($ in millions)	2024	2023	% Change
Net premiums earned	$7.5	$6.9	9%
Net investment income	$38.0	$31.2	22%
Losses and loss adjustment expenses (benefit)	$(20.7)	$13.0	(259)%
General and administrative expenses	$21.4	$28.1	(24)%
Pretax income (loss)	$24.8	$(32.1)	177%
EBITDA[1]	$52.4	$(9.3)	663%
(1)See Non-GAAP Financial Data section of this press release for further information
•Net premiums earned of $7.5 million in the first quarter of 2024 increased slightly from $6.9 million in the prior year period. This increase was a result of the favorable impact of proactive de-risking transactions in the quarter on both normal and accelerated premiums earned more than offsetting the impact of insured portfolio run-off.
•Net investment income of $38.0 million increased 21.9% over first quarter of 2023 on higher yields and gains on securities classified as trading.
•Losses and loss adjustment expenses for the first quarter of 2024 were a $20.7 million benefit, compared to a $13.0 million loss in the first quarter of 2023. The improvement was driven mainly by higher discount rates. The first quarter of 2024 also benefited from favorable credit developments.
•General and administrative expenses for the first quarter of 2024 were down 24.0% compared to the first quarter 2023 driven by reduced legal expenses and timing of intercompany cost allocations, partially offset by costs associated with the ongoing strategic review.

•Watch List and Adversely Classified Credits ("WLACC") decreased 4.0% (3.6%, excluding the impact of FX) to $5.5 billion in first quarter of 2024, from December 31, 2023.
•NPO was $19.0 billion at first quarter of 2023 a decrease of 2.6% (2.1%, excluding the impact of FX) from December 31, 2023, due to de-risking, run-off and the impact of FX rates.
Consolidated Financial Information
Net Premiums Earned
During the first quarter of 2024, net premiums earned of $33 million, increased 138.6% compared to the first quarter of 2023, driven by significant growth in the Specialty P&C businesses.
Net Investment Income
Net investment income for the first quarter of 2024 was $42 million compared to net investment income of $34 million for the first quarter of 2023. The increase was driven by higher yields on the core fixed income portfolio and higher net gains on assets held as trading.
Losses and Loss Expenses(Benefit)
Incurred Losses (Benefit) for the first quarter of 2024 were $(1) million, compared to $18 million for the first quarter of 2023.
The Incurred Benefit for the first quarter of 2024 was driven by a $14 million favorable impact from discount rate increases and approximately a $7 million benefit from assumption changes in the Legacy Financial Guarantee business, which more than off-set the incurred losses in the Specialty P&C segment.
General and Administrative Expenses
General and administrative expenses for the first quarter 2024 were $36 million compared to $36 million in the first quarter of 2023. During the quarter expenses associated with P&C growth initiatives largely off-set expense reductions elsewhere.
AFG (holding company only) Assets
AFG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance, Insurance Distribution, and Legacy Financial Guarantee subsidiaries, had net assets of $209 million as of March 31, 2024. Assets included cash and liquid securities of $153 million and other investments of $33 million.
Consolidated Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at March 31, 2024, was $1.37 billion, or $30.19 per share compared to $1.36 billion or $30.13 per share as of December 31, 2023. The net income attributable to common shareholders of $20 million was partially off-set by net unrealized investment losses of $7 million and foreign exchange translation losses of $8 million.
Non-GAAP Financial Data
In addition to reporting the Company’s quarterly financial results in accordance with GAAP, the Company is reporting non-GAAP financial measures: EBITDA, Adjusted Net Income, Adjusted Book Value and EBITDA Margin. These amounts are derived from our consolidated financial information, but are not presented in our consolidated financial statements prepared in accordance with GAAP.
We present non-GAAP supplemental financial information because we believe such information is of interest to the investment community, and that it provides greater transparency and enhanced visibility into the underlying drivers and performance of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis and they are presented to improve the comparability of our results between periods by eliminating the impact of the items that may not be representative of our core operating performance. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.

Adjusted Net Income (Loss) — We define Adjusted Net Income (Loss) as net income (loss) attributable to common stockholders adjusted to reflect the following items: (i) net investment (gains) losses, including impairments; (ii) amortization of intangible assets; (iii) litigation costs, including attorneys fees and other expenses to defend litigation against the Company, excluding loss adjustment expenses; (iv) foreign exchange (gains) losses; (v) workforce change costs, which primarily include severance and other costs related to employee terminations; and (vi) net (gain) loss on extinguishment of debt. Adjusted Net Income is also adjusted for the effect of the above items on both income taxes and noncontrolling interests. The income tax effects are determined by applying the statutory tax rate in each jurisdiction that generate these adjustments. The noncontrolling interest adjustments relate to subsidiaries where Ambac does not own 100%
Adjusted Net Income (Loss) was $38.5 million, or $0.82 per diluted share, for the first quarter 2024 compared to Adjusted Net Income (Loss) of $(13.8) million, or $(0.30) per diluted share, for the first quarter of 2023.
The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, Adjusted Net Income (Loss), for the three-month periods ended March 31, 2024 and 2023, respectively:

	Three Months Ended March 31,
	2024		2023
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Net income (loss) attributable to common shareholders	$20.1	$0.43	$(33.4)	$(0.73)
Adjustments:
Net investment (gains) losses, including impairments	(0.6)	(0.01)	4.4	0.10
Intangible amortization	12.5	0.26	6.9	0.15
Litigation costs	6.3	0.13	8.8	0.19
Foreign exchange (gains) losses	0.4	0.01	(0.3)	(0.01)
Workforce change costs	0.1	—	0.8	0.02
Pretax adjusted net income (loss)	38.8	0.82	(12.8)	(0.28)
Income tax effects	(0.1)	—	(0.8)	(0.02)
Net (gains) attributable to noncontrolling interests	(0.2)	—	(0.2)	—
Adjusted Net Income (Loss)	$38.5	$0.82	$(13.8)	$(0.30)
Weighted-average diluted shares outstanding (in millions)		46.3		45.6
(1)Per Diluted share includes the impact of adjusting the Insurance Distribution segment related noncontrolling interest to current redemption value

EBITDA — We define EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization of intangible assets.
The following table reconciles net income (loss) attributable to common shareholders to the non-GAAP measure, EBITDA on a consolidation and segment basis.

	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Three Months Ended March 31, 2024
Net income (loss)	$20.2	$1.7	$3.7	$(4.9)	$20.8
Adjustments:
Interest expense	16.0	—	—	—	16.0
Income taxes	4.6	0.1	0.1	(0.1)	4.8
Depreciation	0.2	—	—	0.3	0.5
Amortization of intangible assets	11.3	—	1.1	—	12.5
EBITDA (2)	$52.4	$1.8	$5.0	$(4.7)	$54.5
Three Months Ended March 31, 2023
Net income (loss)	$(35.9)	$(0.8)	$3.5	$0.4	$(32.7)
Adjustments:
Interest expense	16.4	—	—	—	16.4
Income taxes	3.8	—	0.1	—	3.9
Depreciation	0.4	—	—	—	0.5
Amortization of intangible assets	5.9	—	1.0	—	6.9
EBITDA (2)	$(9.3)	$(0.8)	$4.5	$0.5	$(5.1)
(1)Net income (loss) is prior to the impact of noncontrolling interests.
(2)EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $0.9 and $0.9 for the three months ended March 31, 2024 and 2023, respectively. These noncontrolling interests are primarily in the Insurance Distribution segment.

EBITDA margin — We define EBITDA margin as EBITDA divided by total revenues. We report EBITDA margin for the Insurance Distribution segment only.
Adjusted Book Value. Adjusted book value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:
•Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within adjusted book value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.
•Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR. This adjustment is only made for financial guarantee contracts since such premiums are non-refundable.
•Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”), net of income taxes.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this, tax planning strategies and other considerations, we utilized a 0% effective tax rate for non-GAAP operating adjustments to Adjusted Book.

Adjusted book value was $1.31 billion, or $29.03 per share, at March 31, 2024, as compared to $1.30 billion, or $28.74 per share, at December 31, 2023.
The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure adjusted book value as of each date presented:

	March 31, 2024		December 31, 2023
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFG Stockholders' Equity	$1,365.2	$30.19	$1,361.7	$30.13
Adjustments:
Insurance intangible asset	(233.1)	(5.16)	(245.1)	(5.43)
Net unearned premiums and fees in excess of expected losses	153.7	3.40	162.1	3.59
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	27.2	0.60	20.2	0.45
Adjusted book value	$1,313.1	$29.03	$1,298.9	$28.74
Shares outstanding (in millions)		45.2		45.2
Earnings Call and Webcast
On May 7, 2024, at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's first quarter 2024 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through May 21, 2024, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13744126
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”) is a financial services holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform. Ambac also has a legacy financial guaranty business in run off. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.
The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.
Contact
Charles J. Sebaski
Managing Director, Investor Relations
(212) 208-3222
csebaski@ambac.com
Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the high degree of volatility in the price of AFG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation (“AAC”) and its subsidiaries or from the specialty property and casualty insurance business, the insurance distribution business, or related businesses; (3) inadequacy of reserves established for losses and loss expenses and the possibility that changes in loss reserves may result in further volatility of earnings or financial results; (4) potential for rehabilitation proceedings or other regulatory intervention or restrictions against AAC; (5) credit risk throughout Ambac’s business, including but not limited to credit risk related to insured residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including risks associated with Chapter 9 and other restructuring proceedings), issuers of securities in our investment portfolios, and exposures to reinsurers; (6) our inability to effectively reduce insured financial guarantee exposures or achieve recoveries or investment objectives; (7) AAC’s inability to generate the significant amount of cash needed to service its debt and financial obligations, and its inability to refinance its indebtedness; (8) AAC’s substantial indebtedness could adversely affect the Company’s financial condition and operating flexibility; (9) Ambac may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (10) greater than expected underwriting losses in the Company’s specialty property and casualty insurance business; (11) failure of specialty insurance program partners to properly market, underwrite or administer policies; (12) inability to obtain reinsurance coverage on expected terms; (13) loss of key relationships for production of business in specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results; (14) the impact of catastrophic public health, environmental or natural events, or global or regional conflicts; (15) credit risks related to large single risks, risk concentrations and correlated risks; (16) risks associated with adverse selection as Ambac’s financial guarantee insurance portfolio runs off; (17) the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (18) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (19) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce financial guarantee risks in its insured portfolio; (20) disagreements or disputes with Ambac's insurance regulators; (21) loss of control rights in transactions for which we provide financial guarantee insurance; (22) inability to realize expected recoveries of financial guarantee losses; (23) risks attendant to the change in composition of securities in Ambac’s investment portfolio; (24) adverse impacts from changes in prevailing interest rates; (25) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisitions; (26) factors that may negatively influence the amount of installment premiums paid to Ambac; (27) the risk of litigation, regulatory inquiries, investigations, claims or proceedings, and the risk of adverse outcomes in connection therewith; (28) the Company’s ability to adapt to the rapid pace of regulatory change; (29) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (30) system security risks, data protection breaches and cyber attacks; (31) regulatory oversight of Ambac Assurance UK Limited (“Ambac UK”) and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize; (32) failures in services or products provided by third parties; (33) political developments that disrupt the economies where the Company has insured exposures; (34) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (35) fluctuations in foreign currency exchange rates; (36) failure to realize our business expansion plans or failure of such plans to create value; (37) greater competition for our specialty property and casualty insurance business and/or our insurance distribution business; (38) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (39) disintermediation within the insurance industry or greater competition from technology-based insurance solutions or non-traditional insurance markets; (40) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; and (41) other risks and uncertainties that have not been identified at this time.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended
	March 31,
($ in millions, except share data)	2024	2023
Revenues:
Net premiums earned	$33	$14
Commission income	18	14
Program fees	3	1
Net investment income	42	34
Net investment gains (losses), including impairments	1	(4)
Net gains (losses) on derivative contracts	2	(4)
Income (loss) on variable interest entities	3	(1)
Other income	3	3
Total revenues and other income	103	58
Expenses:
Losses and loss adjustment expenses (benefit)	(1)	18
Amortization of deferred acquisition costs, net	4	1
Commission expense	10	8
General and administrative expenses	36	36
Intangible amortization	12	7
Interest expense	16	16
Total expenses	77	86
Pretax income (loss)	26	(29)
Provision for income taxes	5	4
Net income (loss)	21	(33)
Less: net (gain) attributable to noncontrolling interest	(1)	(1)
Net income (loss) attributable to common stockholders	$20	$(33)

Net income (loss) per basic share	$0.44	$(0.73)
Net income (loss) per diluted share	$0.43	$(0.73)

Weighted-average number of common shares outstanding:
Basic	45,827,076	45,564,276
Diluted	46,348,776	45,564,276

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in millions, except share data)	March 31, 2024	December 31, 2023
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $1,726 and $1,744)	$1,687	$1,710
Fixed maturity securities pledged as collateral, at fair value (amortized cost: $27 and $0)	26	—
Fixed maturity securities - trading	29	27
Short-term investments, at fair value (amortized cost: $382 and $426)	382	426
Short-term investments pledged as collateral, at fair value (amortized cost: $0 and $27)	—	27
Other investments (includes $546 and $463 at fair value)	558	475
Total investments (net of allowance for credit losses of $2 and $3)	2,682	2,664
Cash and cash equivalents (including $11 and $12 of restricted cash)	44	28
Premium receivables (net of allowance for credit losses of $3 and $4)	299	290
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $0 and $0)	224	195
Deferred ceded premium	217	204
Deferred acquisition costs	12	11
Subrogation recoverable	130	137
Intangible assets, less accumulated amortization	293	307
Goodwill	70	70
Other assets	129	129
Variable interest entity assets:
Fixed maturity securities, at fair value	2,162	2,167
Restricted cash	252	246
Loans, at fair value	1,604	1,663
Derivative and other assets	313	318
Total assets	$8,429	$8,428
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$429	$422
Loss and loss adjustment expense reserves	851	893
Ceded premiums payable	110	90
Deferred program fees and reinsurance commissions	7	6
Long-term debt	512	508
Accrued interest payable	487	475
Other liabilities	259	199
Variable interest entity liabilities:
Long-term debt (includes $2,671 and $2,710 at fair value)	2,925	2,967
Derivative liabilities	1,170	1,197
Other liabilities	245	240
Total liabilities	6,993	6,997
Redeemable noncontrolling interest	17	17
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized shares; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued shares: 46,659,144 and 46,659,144	—	—
Additional paid-in capital	291	292
Accumulated other comprehensive income (loss)	(175)	(160)
Retained earnings	1,266	1,246
Treasury stock, shares at cost: 1,434,172 and 1,463,774	(17)	(17)
Total Ambac Financial Group, Inc. stockholders’ equity	1,365	1,362
Nonredeemable noncontrolling interest	53	53
Total stockholders’ equity	1,418	1,415
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$8,429	$8,428

The following table presents segment financial results and includes the non-GAAP measure, EBITDA on a segment and consolidated basis.

($ in millions)	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Three Months Ended March 31, 2024
Gross premiums written	$1.7	$96.4			$98.1
Net premiums written	1.5	26.2			27.8
Revenues:
Net premiums earned	7.5	25.6			33.1
Commission income			$17.7		17.7
Program fees		2.6			2.6
Net investment income	38.0	1.4	0.1	$2.2	41.7
Net investment gains (losses), including impairments	0.6	—		—	0.6
Net gains (losses) on derivative contracts	1.8			—	1.7
Other income	5.2	—	0.1	—	5.3
Total revenues and other income	53.1	29.5	17.9	2.1	102.6
Expenses:
Losses and loss adjustment expenses (benefit)	(20.7)	19.4			(1.4)
Commission expense			9.8		9.8
Amortization of deferred acquisition costs, net	—	4.4			4.4
General and administrative expenses	21.4	3.9	3.1	6.8	35.2
Total expenses included for EBITDA	0.7	27.7	12.9	6.8	48.1
EBITDA	52.4	1.8	5.0	(4.7)	54.5
Less: Interest expense	16.0				16.0
Less: Depreciation expense	0.2	—	—	0.3	0.5
Less: Intangible amortization	11.3		1.1		12.5
Pretax income (loss)	24.8	1.8	3.8	(5.0)	25.5
Income tax expense (benefit)	4.6	0.1	0.1	(0.1)	4.8
Net income (loss)	$20.2	$1.7	$3.7	$(4.9)	$20.8

Three Months Ended March 31, 2023
Gross premiums written	$8.9	$51.8			$60.7
Net premiums written	8.8	9.2			18.0
Revenues:
Net premiums earned	6.9	7.0			13.9
Commission income			$14.5		14.5
Program fees		1.5			1.5
Net investment income	31.2	0.8		$2.1	34.1
Net investment gains (losses), including impairments	(4.5)	—		0.1	(4.4)
Net gains (losses) on derivative contracts	(3.4)			(0.2)	(3.6)
Other income	1.6	—	—	—	1.7
Litigation recoveries	—				—
Total revenues and other income	31.8	9.2	14.5	2.0	57.5
Expenses:
Losses and loss adjustment expenses (benefit)	13.0	4.7			17.7
Amortization of deferred acquisition costs, net	—	1.4			1.4
Commission expense			7.6		7.6
General and administrative expenses	28.1	4.0	2.4	1.5	36.0
Total expenses included for EBITDA	41.1	10.0	10.0	1.5	62.6
EBITDA	(9.3)	(0.8)	4.5	0.5	(5.1)
Less: Interest expense	16.4				16.4
Less: Depreciation expense	0.4	—	—	—	0.5
Less: Intangible amortization	5.9		1.0		6.9
Pretax income (loss)	(32.1)	(0.8)	3.6	0.4	(28.8)
Income tax expense (benefit)	3.8	—	0.1	—	3.9
Net income (loss)	$(35.9)	$(0.8)	$3.5	$0.4	$(32.7)